NAREIT REITWEEK JUNE 2016 1

2 AIMCO VALUE CREATION ECONOMIC INCOME: year-over-year NAV growth plus annual dividend 2015 Economic Income: $5.28 per share* 14% Return on Beginning-of-Year NAV $3.10 Property Operations Aimco's 2015 Same Store NOI growth of 5.6% created ~$3.00 of NAV per share. $0.50 Redevelopment Annual investment of $200 - $300M, at value creation averaging 25 - 35% of investment. Adds $0.50 to NAV per share annually. $0.50 Balance Sheet Each year, Aimco funds from retained earnings ~$80M of property debt amortization, adding $0.50 to NAV per share. $1.18 Annual Dividend Cash dividends per share up 13% to $1.18. * Represents the sum of a) the year-over-year change in consensus NAV as reported by KeyBanc Capital Markets and b) cash dividends per share paid by Aimco during 2015.

3 STRATEGIC AREAS OF FOCUS REDEVELOPMENT • Redevelopment is a core business activity • Robust pipeline of redevelopment opportunities within existing portfolio • Occasional development when warranted by risk-adjusted returns • Above-average property operating results over cycle • Above-average resident retention • Peer-leading expense control PROPERTY OPERATIONS • Diversified across markets and price points to reduce volatility in revenue • Disciplined capital recycling to upgrade portfolio • Peer-leading growth in average revenue per apartment home PORTFOLIO MANAGEMENT • Quantity of leverage in line with peers and declining • Quality of leverage superior to peers • Growing unencumbered pool adding financial flexibility • Rated investment grade by S&P and by Fitch BALANCE SHEET • Focus on ownership and operation of apartment communities • Add value through operational excellence and redevelopment • Live our values, foster a culture of success and work collaboratively every day to achieve our goals BUSINESS & CULTURE

PROPERTY OPERATIONS STRATEGY 4 STRATEGY PROVIDES FOR • Greater NOI contribution: Renewal lease rate increases are generally higher than new lease rate increases; renewals avoid costs associated with turnover: higher vacancy, refurbishment, and marketing. • More predictable operating results: Renewal lease rate increases are less volatile; operating costs more predictable. PRODUCE ABOVE-AVERAGE OPERATING RESULTS • Focus on customer satisfaction, resident retention, and superior cost control

• Focus on customer satisfaction and resident retention: from 2011 through 2015, Aimco turnover averaged 47% compared to the peer average of 53%(1). • Aimco receives ~100,000 customer surveys received every year: Customer satisfaction has averaged more than 4.0 (on a 1 to 5 scale) for the past ten quarters and was 4.16 during 1Q 2016. SAME STORE RENTAL RATES 5 (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA, Post Properties and UDR. Source for peer information: Bank of America Merrill Lynch. (2) Aimco measures changes in Same Store rental rate rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal. Results are for Aimco's 1Q 2016 Same Store portfolio. 4. 9% 4. 8% 5 .3% 6 .1% 5. 7% 6. 0% 6. 1% 1. 5% 1. 7% 6. 3% 6 .8% 2. 2% 3. 4% 4. 1% 3. 2% 3. 2% 5. 8% 6 .5% 3. 7% 4. 6% 5 .1% 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 1Q 2016 2Q 2016 To Date 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Same Store Rental Rates(2) Renewals New Leases Wt. Avg. Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Same Store Rental Rates(2) 2014 Wt. Avg. 2015 Wt. Avg. 2016 Wt. Avg

SAME STORE RENTAL RATES

- Aimco diversification by market and price point continues to provide balanced rent growth. As stated on our 1Q 2016 earnings call, 2Q and 3Q new lease pricing are adversely affected by the relocation of lease expirations from 4Q and 1Q with the offsetting benefits in lower lease expirations outside of the 2Q and 3Q leasing season.
- We remain on track to achieve our 2016 revenue growth guidance of 4.5% to 5.0%.

	% Total NOI	% Total Revenue	New Leases		Renewals		Weighted Average	
	1Q 2016	1Q 2016	QTD 2Q 2016	QTD 2Q 2015	QTD 2Q 2016	QTD 2Q 2015	QTD 2Q 2016	QTD 2Q 2015
ATLANTA	2.6%	3.0%	4.2%	4.1%	7.3%	7.2%	5.5%	5.1%
BAY AREA	8.5%	8.2%	7.2%	21.0%	10.3%	8.1%	8.8%	13.9%
BOSTON	9.0%	9.7%	7.9%	6.7%	7.2%	6.4%	7.5%	6.6%
CHICAGO	7.3%	7.5%	6.8%	8.8%	5.6%	4.3%	6.2%	6.3%
DENVER	5.1%	4.4%	5.2%	12.4%	8.8%	4.8%	6.6%	9.2%
GREATER DC	14.1%	14.2%	1.3%	0.6%	4.8%	3.7%	3.2%	2.0%
GREATER LA	18.8%	17.1%	2.8%	5.0%	6.2%	3.8%	4.2%	4.4%
MIAMI	7.8%	7.9%	0.5%	6.9%	3.6%	8.0%	2.2%	7.5%
NEW YORK	4.1%	4.6%	5.1%	7.7%	3.7%	5.4%	4.4%	6.4%
PHILADELPHIA	6.4%	7.2%	1.7%	1.5%	5.5%	3.5%	3.7%	2.5%
SAN DIEGO	6.4%	5.6%	6.8%	8.8%	7.4%	4.8%	7.0%	7.2%
SEATTLE	0.6%	0.7%	17.9%	12.1%	14.0%	6.3%	16.0%	9.6%
TOTAL TARGET MARKETS	90.7%	90.2%	4.3%	6.5%	6.1%	5.2%	5.2%	5.9%
TOTAL OTHER MARKETS	9.3%	9.8%	2.5%	1.2%	5.9%	4.8%	4.2%	2.7%
GRAND TOTAL	100.0%	100.0%	4.1%	5.7%	6.1%	5.2%	5.1%	5.5%

Results are for Aimco's 1Q 2016 Same Store portfolio.

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7 DEMOGRAPHICS SUPPORT STRONG DEMAND • Historically, 64% of people aged 20 to 34 have opted for rental housing. • If propensity to rent remains, people in this age cohort could add 650k people to the rental population over the next 10 years. • Historically, about 21% of people over the age of 55 have opted for rental housing. • If propensity to rent remains, people in this age cohort could add 3.8M people to the rental population over the next 10 years. Sources: Moody's Economy.com; Green Street Advisors -0.3 -0.2 -0.1 0.0 0.1 0.2 0.3 0.4 0.5 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Mi llio ns Impact of Baby Boomer and Echo Boomer Population Change on Potential New Renters Aged > 55 Aged > 20 - 34

PEER-LEADING EXPENSE CONTROL 8 * Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA, Post Properties and UDR. Peer 2016E is based on the most recent company guidance as of 5/16/2016. Data Sources: SNL Financial, company reports. • Focus on efficient operations: Over the past three years, the compound annual growth rate for Aimco's property operating expenses before taxes, insurance, and utilities ("COE") is 0.8% and over the last nine years, the compound annual growth rate for Aimco's COE is negative 0.2%. • Centralize: moving administrative tasks to Shared Service Center reduces cost and allows site teams to focus on sales and service. • Standardize: reduce complexity, increase purchasing volume discounts. • Invest: focus on total lifecycle costs and invest in more durable materials such as plank flooring instead of carpet, granite countertops instead of laminate. CAGR 2.3% Aimco 3.3% Peer Avg* 95 100 105 110 115 2012 2013 2014 2015 2016E Same Store Expense Growth 2013 - 2016E

Looking ahead: Aimco expects 2016 same-store NOI growth above trend due to solid demand for apartments and our continued focus on cost control. Our 2017 Forecast assumes: • Renewal rents increase at 4.5% and New Lease rents increase at 3.9%, the average of submarket growth rates projected by REIS and AXIOMetrics as of 3Q 2015. • Operating expenses increase at a market-weighted inflation rate as projected by Moody's Economy.com. Sensitivity to assumptions: • $0.025 impact to 2017 AFFO per share for each 50 basis point change in the assumed rate of 2017 revenue growth. • $0.01 impact to 2017 AFFO per share for each 50 basis point change in the assumed rate of expense growth. PROPERTY OPERATIONS FORECAST 9 4.75% 2.00% 6.00% 4.25% 2.75% 4.75% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Revenue Expense NOI Projected Same Store Growth Rates 2016 Outlook 2017 Forecast

• During 2016 and 2017, Aimco expects to lease-up three newly-constructed communities, which communities are projected to make a neutral contribution to NOI in 2016, and to contribute $0.12 per share to 2017 NOI. Sensitivity to assumptions: • If the lease-up of these communities is six months faster or slower, the contribution to NOI would be plus or minus $0.02 per share in 2016, and plus or minus $0.03 per share in 2017. • If the lease-up of these communities is achieved at rents 10% higher or lower, the contribution to NOI would be plus or minus $0.01 per share in 2016, and plus or minus $0.02 per share in 2017. LEASE-UP COMMUNITIES 10 Schedule Total Apt. Homes % Leased as of 6/5/2016 Initial Occupancy Stabilized Occupancy Stabilized NOI Stabilized Revenue per Apt. Home Commercial Revenue ONE CANAL, BOSTON 310 29% 2Q 2016 3Q 2017 4Q 2018 $ 3,865 $1.1M VIVO, CAMBRIDGE 91 87% 4Q 2015 3Q 2016 4Q 2017 $ 2,750 $0.4M INDIGO, BAY AREA 463 17% 2Q 2016 3Q 2017 4Q 2018 $ 4,130 -

REDEVELOPMENT STRATEGY 11 BUY RIGHT • Own and operate real estate in special locations where land value appreciates faster than buildings depreciate • Higher-growth markets support strategic redevelopment opportunities REDEVELOP WITHIN PORTFOLIO • Reposition existing operating properties through phased redevelopment • Vacate smaller properties on a select basis • Take advantage of opportunities to increase density through development of existing vacant land or zoning modifications

12 REDEVELOPMENT VALUE CREATION NOI STABILIZED Communities Net Investment 4 $167M OCCUPANCY STABILIZED Communities Net investment 3 $583M UNDER CONSTRUCTION Communities Estimated net investment 2 $160M TOTAL / WEIGHTED AVERAGE Communities Net Investment Actual / projected value creation as a % of net investment 9 $910M 33% • During the last three years, Aimco completed seven redevelopments located in high-quality locations in: the Bay Area; La Jolla, CA; west Los Angeles; downtown Seattle; and suburban Chicago.

13 2016 REDEVELOPMENT FOCUS NOI STABILIZATION OF COMPLETED CALIFORNIA REDEVELOPMENTS BAY AREA Preserve at Marin (126 Apartments) PHILADELPHIA The Sterling (Expanded Scope) Park Towne Place (Expanded Scope) GREATER LA Lincoln Place (795 Apartments) BOSTON One Canal (310 Apartments) SAN DIEGO Ocean House on Prospect (53 Apartments) COMPLETION OF CONSTRUCTION OF APPROVED REDEVELOPMENTS AND DEVELOPMENT PROJECTS IN PHILADELPHIA AND BOSTON • Achieve NOI stabilization of occupancy stabilized communities and occupancy stabilization of communities under construction, contributing incremental NOI of $0.06 per share in 2016 and $0.09 per share in 2017. • Continue to plan additional 2017 and 2018 starts to backfill redevelopment pipeline and support spending of $200M to $300M per annum.

WHAT'S NEXT FOR REDEVELOPMENT?

REDEVELOPMENT PIPELINE



DENVER
Eastpointe
(140 Apartments)
CHICAGO
Yorktown Apartments
(364 Apartments)
Yorktown Apartments Expansion
(~100 Apartments)
BAY AREA
707 Leahy
(110 Apartments)
PHILADELPHIA
Park Towne Place
(Expanded Scope)
GREATER LA
Palazzo East
(611 Apartments)
Villas at Park La Brea
(250 Apartments)
The Palazzo at Park La Brea
(Expanded Scope)
3400 Avenue of the Arts
(Expanded Scope)
MIAMI
Yacht Club at Brickell
(357 Apartments)

Pipeline projects included in the above have not yet been approved by Aimco's Investment Committee. Approved redevelopment projects and scope may differ materially from the above.

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15 PORTFOLIO STRATEGY To continuously upgrade our portfolio through redevelopment, property upgrades, acquisitions, and limited development activity. • We do this through a strict paired-trade discipline with: • DISPOSITION of 5-10% of our portfolio annually, primarily from submarkets with lower revenue growth prospects; and • REINVESTMENT of these proceeds in properties in target submarkets with above-average revenue growth prospects. • We maintain sufficient geographic and price point DIVERSIFICATION to limit volatility and concentration risk, while focusing investment in higher growth, higher margin submarkets. • We offer a product that ATTRACTS highly qualified residents with positive prospects for income growth and the ability and willingness to pay for high quality properties and service.

PORTFOLIO STRATEGY EXECUTION 16 • Aimco targets the disposition of 5-10% of our portfolio annually. On average, during the last three years, we have disposed of 5% of our portfolio annually. • We fund redevelopment, development and property upgrades from the sale of 2-3% of assets each year (~$200-$300M) and fund selective acquisitions with additional sales up to the 5-10% target, only if accretive opportunities are identified that improve portfolio quality. Aimco is cautious about acquisitions in the current environment where accretive opportunities are limited. $ Millions 2013 2014 2015 Total/ Wt. Avg. PROPERTY SALES Gross proceeds % of Portfolio Net proceeds $406 4% $203 $689 7% $435 $386 4% $226 $1,481 5% $867 USE OF PROCEEDS Redevelopment/development Property upgrades Acquisitions Decrease/(increase) in leverage Total $194 39 54 119 $406 $229 50 349 61 $689 $233 49 129 (25) $386 $656 138 532 155 $1,481

PORTFOLIO TRANSFORMATION

- Aimco's portfolio management activities have resulted in a significant improvement in portfolio quality.
- Over the last three years, Aimco has exited: Dallas; Daytona Beach; Detroit; Fort Wayne, IN; Grand Rapids, MI; Houston; Jacksonville; Lexington, MD; Naples, FL; Orlando; Palm Beach, FL; Phoenix; and Tampa.
- Through market rent growth and disciplined capital recycling, we expect revenue per apartment home to approximate $1,950 at 2016 year-end and $2,050 at 2017 year-end.

		Year-End 2012	Quarter-End 3/31/2016	% Change
FOOTPRINT	Communities	175	139	- 21%
	Apartment Homes	55,879	40,376	- 28%
	% NOI in Target Markets	85%	91%	+ 7%
QUALITY[1]	Revenue per Apartment Home	$1,362	$1,864	+ 37%
	Percentage A (Rev/Home $2,367)	34%	48%	+ 41%
	Percentage B (Rev/Home $1,687)	35%	35%	0%
	Percentage C+ (Rev/Home $1,552)	21%	17%	- 19%
	Percentage C	10%	-	-100%
PROFITABILITY	NOI Margin	64%	68%	+ 6%
	Free Cash Flow Margin[2]	56%	62%	+ 11%

(1) Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C+" quality assets are those with rents greater than $1,100 per month but less than 90% of local market average. The table above illustrates Aimco's Conventional portfolio quality based on market data for fourth quarter 2012 and fourth quarter 2015. Average revenue per apartment home figures are for the fourth quarter 2015.

(2) Assumes capital replacements of $1,200 per apartment home per year.

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HIGH QUALITY BALANCE SHEET • During the last three years, Aimco has reduced leverage and added financial flexibility by creating an unencumbered pool of assets. Both S&P and Fitch rate the Aimco balance sheet "investment grade." • Aimco leverage is primarily ten year property debt that prices today at approximately 150 basis points above the ten year Treasury rate. • Year-to-date, REITs having an investment grade rating similar to Aimco's have issued ten year bonds at a weighted average rate more than 220 basis points above the ten year Treasury rate. 18 Year-End 2012 Quarter-End 3/31/2016 % Change DEBT TO EBITDA 7.5x 6.4x - 15% DEBT AND PREFERRED EQUITY TO EBITDA 7.8x 6.8x - 13% VALUE OF UNENCUMBERED ASSETS $0.0B $1.8B + 100%

• Aimco Debt and Preferred Equity to EBITDA of 6.8x reflects outstanding balances at 3/31/2016, but overstates the refunding risk of our leverage. • Our property debt balances at maturity are more than $700 million lower than quarter-end 2016 balances as principal amortization is paid from retained earnings. 5.4x 6.8x 4.9x Peer Wt. Avg. Aimco Aimco Based on Balances Due at Maturity HIGH QUALITY BALANCE SHEET (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA, Post Properties and UDR. Peer weighted average computed by Aimco based on 3/31/2016 debt and preferred equity balances, less cash, cash equivalents and restricted cash, divided by last twelve months recurring EBITDA, all as reported by SNL Financial. Balances are adjusted to reflect company share of unconsolidated debt and NOI. For Aimco, leverage represents Aimco's share of property debt, preferred equity and any balance on the revolving credit facility, reduced by Aimco's share of cash, cash equivalents, restricted cash and investments in a securitization trust that holds Aimco property loans. See further information in Aimco's 1Q 2016 Earnings Release. (2) Refunding Risk is lower than Total Leverage because property debt balances are reduced by scheduled amortization funded from retained earnings and because perpetual preferred equity is not subject to mandatory refunding. Property debt amortization, Perpetual Preferred Equity Total Leverage / LTM EBITDA as of March 31, 2016 (1) Refunding Risk (2) 19

• Looking ahead: We expect the quantum of leverage to remain fairly constant over the next several years and that our leverage ratios will improve due to NOI growth in our same store portfolio and the earn-in from stabilization of redevelopments and lease-up properties. • Exposure to interest rates: Aimco has limited near-term exposure to changes in interest rates due to the long duration and fixed rates of its leverage. If Aimco refinances maturing property loans at today's interest rates, it would result in an annual increase to AFFO per share of approximately $0.05 for each of the next few years. • Exposure to capital markets: Aimco's operating, investing and financing activities have limited exposure to capital markets with 2016 and 2017 fully funded by: (i) continuing operations, (ii) selling $625M - $725M in properties (a reduction of approximately 30% from our average annual sales during the past three years), (iii) the refinancing of $575M of maturing property debt with average LTVs at maturity of 30%, and (iv) placing approximately $145M of new property debt. Through May 2016, Aimco has completed $255M of property sales and rate locked $145M of property debt at 3.34%. Aimco's business plans do not contemplate equity issuance. Year-End 2015 Year-End 2017 Forecast % Change DEBT TO EBITDA 6.4x ~ 5.9x - 8% DEBT AND PREFERRED EQUITY TO EBITDA 6.8x ~ 6.3x - 7% VALUE OF UNENCUMBERED ASSETS $1.8B $2.1B + 17% FOCUS ON REDUCING LEVERAGE 20

Integrity Respect Collaboration Customer Focus Performance Our Vision To be the best owner and operator of apartment communities, inspired by a talented team committed to exceptional customer service, strong financial performance, and outstanding corporate citizenship. Aimco Cares In 2014, we celebrated 10 years of Aimco Cares. Over the last decade: Aimco team members have contributed tens of Top Work Place In 2016, Aimco was again recognized by the Denver Post as a Top Work Place based on independent surveys of ~300 team members. thousands of volunteer hours to hundreds of non-profit organizations; the annual Aimco Cares Charity Golf Classic has raised nearly $3 million for patriotic and educational causes; and Aimco has awarded nearly 500 college scholarships to help team members with the cost of their child's higher education. WE LIVE OUR VALUES 21 2013 2014 2015 2016

AIMCO SENIOR LEADERSHIP TEAM Terry is a life-long entrepreneur focused on business, politics and family. Terry has been an active real estate investor for more than 45 years, serving four REITs as CEO. Through the Considine Companies, Terry has invested in real estate, television broadcasting, convenience stores, environmental services, and venture capital. Terry contributed his apartment business to the formation of Aimco, led the Aimco IPO in 1994, and has served as Aimco Chairman/CEO since that time. Terry has also been active in politics, elected twice to the Colorado Senate and holding leadership roles in numerous campaigns and political organizations. He is a director of the Lynde and Harry Bradley Foundation in Milwaukee, Wisconsin and Intrepid Potash (NYSE: IPI) in Denver, Colorado. Terry has been married for 40 years to his wife Betsy. Together, they are actively involved in education reform and ranching in western Colorado. Most of all, they enjoy three adult children, their spouses, and a remarkable granddaughter. TERRY CONSIDINE Chairman of the Board & Chief Executive Officer 22

AIMCO SENIOR LEADERSHIP TEAM Paul was promoted to Executive Vice President and Chief Financial Officer in September 2015. He joined Aimco in 2008 as Senior Vice President and Chief Accounting Officer. Prior to joining Aimco, from October 2007 to March 2008, Paul served as Chief Financial Officer of APRO Residential Fund. Prior to that, from May 2005 to September 2007, Paul served as Chief Financial Officer of America First Apartment Investors, Inc., then a publicly traded company. From 1996 to 2005, Paul was with the firm of Deloitte & Touche, LLP serving in numerous roles. Paul is a certified public accountant. PAUL BELDIN Executive Vice President & Chief Financial Officer 23

AIMCO SENIOR LEADERSHIP TEAM John was appointed Executive Vice President and Chief Investment Officer in July 2013. He joined Aimco as Senior Vice President - Development in June 2006. John is responsible for portfolio management, including dispositions, acquisitions and capital investments. Prior to joining the Company, John spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing, and operations. John and his wife Sheri have nine children, live in Littleton, Colorado, and are anxiously engaged in all the excitement that comes with a big family. JOHN E. BEZZANT Executive Vice President & Chief Investment Officer 24

AIMCO SENIOR LEADERSHIP TEAM Lisa has served as Aimco's Executive Vice President, General Counsel and Secretary since 2007. Lisa is responsible for Aimco's legal, insurance and risk management functions and has executive responsibility for human resources, compliance, commercial and ancillary income, and asset quality and service. Lisa has also served as Chairman of the Aimco Investment Committee since November 2014. She joined Aimco in July 2002 as Vice President, Assistant General Counsel and Assistant Secretary and was promoted to Senior Vice President in July 2004. Prior to joining Aimco, Lisa was engaged in the private practice of law at Hogan & Hartson LLP (now Hogan Lovells), with an emphasis on public and private transactional work, public equity offerings and venture capital financing. Prior to private practice, she spent two years as a Federal judicial law clerk. Lisa earned her degree in Public Policy from Stanford University and earned her law degree from Harvard Law School. She serves on the Board of Trustees of the Rose Community Foundation and is actively involved in the Denver community. Lisa and her husband, Rich, have one son. LISA R. COHN Executive Vice President, General Counsel & Secretary 25

AIMCO SENIOR LEADERSHIP TEAM Miles was promoted to Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications, and special projects, and chairs the Senior Leadership Team. Miles joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Company, he practiced law in Denver, Colorado since 1970 and served as president of both the Colorado Bar Association and the Denver Bar Association. For over ten years he was recognized in "Best Lawyers in America" and in 2001 was the Denver Business Journal's "Law Executive of the Year." He served with the First Infantry Division in Vietnam in 1969, where he was awarded the Bronze Star, the Air Medal and the Army Commendation Medal. Miles has been a trustee of Trinity University since 2005 and serves on the board of directors of the Colorado Open Golf Foundation. He is married to Jan Cortez, and they have four children and five grandchildren. He is an avid tennis player and golfer, and speaks Spanish. MILES CORTEZ Executive Vice President & Chief Administrative Officer 26

AIMCO SENIOR LEADERSHIP TEAM Patti was promoted to Executive Vice President — Securities and Debt in February 2003 and Treasurer in January 2005 and assumed responsibility for Redevelopment activities in November 2014. She is responsible for debt financing activities, including property debt and corporate financings, and she oversees all Treasury, LIHTC and joint ventures for the company. Patti joined Aimco in February 1997 as Vice President-Tenders, Securities and Debt and was promoted to Senior Vice President-Securities and Debt in January 2000. Prior to joining Aimco, Patti was with Hanover Capital from 1996- 1997 and from 1993-1995 she was Vice Chairman, Senior Vice President and Co-Founder of CapSource Funding Corp. Patti was a Group Vice President with Duff & Phelps Rating Company from 1987 to 1993 and a commercial real estate appraiser with American Appraisal for three years. Patti and her husband Bill have two boys. In her spare time she enjoys skiing, biking, and swimming. PATTI FIELDING Executive Vice President – Redevelopment 27

AIMCO SENIOR LEADERSHIP TEAM Keith was born in Pittsburgh, Pennsylvania and is a die hard Steelers fan. In 1976 his family moved to Southern California where he quickly acclimated to the beautiful beaches and took up his passion for surfing. Keith is married to his wonderful wife Leyla, and they have two beautiful children and now reside in Colorado. Keith began his career in the multifamily real estate business in 1992 as a leasing consultant and on-site manager, where he learned the day- to-day operations and cultivated a keen connection to our team members. He joined Aimco in March 2002 as a Regional Manager and in March 2006 was promoted to a Regional Vice President of property operations for California. In September 2008 Keith was appointed Area Vice President of property operations for the western United States. Most recently, as of January 2011, Keith was promoted to the Executive Vice President of Property Operations heading our national operations. KEITH M. KIMMEL Executive Vice President – Property Operations 28

29 FORWARD LOOKING STATEMENTS & OTHER INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of: selected components of Pro forma FFO and AFFO per share; Aimco's redevelopment and development timelines and NOI contribution; Aimco's lease-up timelines and NOI contribution; expectations regarding sales of Aimco apartment communities and the use of proceeds therefrom; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco's ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our developments and redevelopments; Aimco's ability to meet timelines and budgeted rental rates related to our lease-up properties; and Aimco's ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco's control, including, without limitation: real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new supply; financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that our earnings may not be sufficient to maintain compliance with debt covenants; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions, redevelopments and developments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco's current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2015, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, some of which are measures not defined under accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary included in Aimco's First Quarter 2016 Earnings Release dated April 29, 2016. Where appropriate, the non-GAAP financial measures for Aimco's 2016 results and guidance included within this document have been reconciled to the most comparable GAAP measures within Aimco's First Quarter 2016 Earnings Release referenced above.